Exhibit 10.12

COMCAST CORPORATION

2002 SUPPLEMENTAL CASH BONUS PLAN

(Amended and Restated, Effective December 14, 2005)

1. BACKGROUND AND PURPOSE

Comcast Corporation, a Pennsylvania corporation, hereby amends and restated the Comcast Corporation 2002 Supplemental Cash Bonus Plan (the “Plan”), effective as of December 14, 2005. The purpose of the Plan is to provide the senior management of Comcast Corporation (the “Company”) and the Company’s Affiliates (as defined below) with an incentive to accomplish such business objectives as from time to time may be determined by the Committee, including, but not limited to the integration of the business of the former AT&T Broadband Corp.

2. DEFINITIONS

(a) “Affiliate” means, with respect to any Person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Award” means a cash bonus award granted under the Plan. An Award shall be expressed as the percentage of a Grantee’s base salary payable for a Plan Year that shall become payable if all of the Targets established by the Committee are satisfied. The portion of an Award that shall be payable to a Grantee shall be determined by the Committee in accordance with the rules established for the Award for each Plan Year. In addition, in the discretion of the Committee, based on the satisfaction of performance standards as it may determine, whether or not previously designated as a Target, such additional amounts as may be determined by the Committee may be included in an Award for a Plan Year, consistent with the rules of the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Change of Control” means any transaction or series of transactions as a result of which any Person who was a Third Party immediately before such transaction or series of transactions owns then-outstanding securities of the Company such that such Person has the ability to direct the management of the Company, as determined by the Board in its discretion. The Board may also determine that a Change of Control shall occur upon the completion of one or more proposed transactions. The Board’s determination shall be final and binding.

(e) “Committee” means the Compensation Committee of the Board or such other committee of the Board assigned by the Board to administer the Plan.

(f) “Company” means Comcast Corporation, a Pennsylvania corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

(g) “Date of Grant” means the date on which an Award is granted.

(h) “Eligible Employee” means an employee of the Company or an Affiliate, as determined by the Committee.

(i) “Grantee” means an Eligible Employee who is granted an Award.

(j) “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.

(k) “Plan” means the Comcast Corporation 2002 Supplemental Cash Bonus Plan, as set forth herein, and as amended from time to time.

(l) “Plan Year” means the calendar year.

(m) “Qualitative Performance Standards” means performance standards other than Quantitative Performance Standards, including but not limited to customer satisfaction, management effectiveness, workforce diversity and other Qualitative Performance Standards relevant to the Company’s business, as may be established by the Committee, and the achievement of which shall be determined in the discretion of the Committee.

(n) “Quantitative Performance Standards” means performance standards such as income, expense, operating cash flow, numbers of customers of or subscribers for various services and products offered by the Company or a division, customer service measurements and other objective financial or service-based standards relevant to the Company’s business as may be established by the Committee.

(o) “Target” means, for any Plan Year, the Qualitative Performance Standards and the Quantitative Performance Standards established by the Committee, in its discretion. Qualitative Performance Standards, Quantitative Performance Standards and the weighting of such Standards may differ from Plan Year to Plan Year, and within a Plan Year, may differ among Grantees or classes of Grantees.

(p) “Terminating Event” means any of the following events:

(i) the liquidation of the Company; or

(ii) a Change of Control.

(q) “Third Party” means any Person, together with such Person’s Affiliates, provided that the term “Third Party” shall not include the Company or an Affiliate of the Company.

3. ADMINISTRATION OF THE PLAN

(a) Administration. The Plan shall be administered by the Committee. The Committee shall have the power and duty to do all things necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and, by way of amplification and not limitation of the foregoing, the Committee shall have the power to:

(i) provide rules and regulations for the management, operation and administration of the Plan, and, from time to time, to amend or supplement such rules and regulations;

(ii) construe the Plan, which construction, as long as made in good faith, shall be final and conclusive upon all parties hereto;

(iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of when such action shall be appropriate; and

(iv) determine whether the conditions to the payment of a cash bonus pursuant to an Award have been satisfied.

The resolution of any questions with respect to payments and entitlements pursuant to the provisions of the Plan shall be determined by the Committee, and all such determinations shall be final and conclusive.

(b) Grants. Subject to the express terms and conditions set forth in the Plan, the Committee shall have the power, from time to time, to select those Eligible Employees to whom Awards shall be granted under the Plan, to determine the amount of cash to be paid pursuant to each Award, and, pursuant to the provisions of the Plan, to determine the terms and conditions of each Award.

(c) Delegation of Authority.

(i) Named Executive Officers and Section 16(b) Officers. All authority with respect to the grant, amendment, interpretation and administration of Awards with respect to any Eligible Employee who is either (x) a Named Executive Officer (i.e., an officer who is required to be listed in the Company’s Proxy Statement Compensation Table) or (y) is subject to the short-swing profit recapture rules of section 16(b) of the 1934 Act, is reserved to the Committee.

(ii) Senior Officers and Highly Compensated Employees. The Committee may delegate to a committee consisting of the Chairman of the Committee and one or more officers of the Company designated by the Committee, discretion under the Plan to grant, amend, interpret and administer Awards with respect to any Eligible Employee who (x) holds a position with Comcast Corporation of Senior Vice President or a position of higher rank than Senior Vice President or (y) has a base salary of $500,000 or more.

(iii) Other Employees. The Committee may delegate to an officer of the Company, or a committee of two or more officers of the Company, discretion under the Plan to grant, amend, interpret and administer Awards with respect to any Eligible Employee other than an Eligible Employee described in Paragraph 3(c)(i) or Paragraph 3(c)(ii).

(iv) Termination of Delegation of Authority. Delegation of authority as provided under this Paragraph 3(c) shall continue in effect until the earliest of:

(x) such time as the Committee shall, in its discretion, revoke such delegation of authority;

(y) in the case of delegation under Paragraph 5(c)(ii), the delegate shall cease to serve as Chairman of the Committee or serve as an employee of the Company for any reason, as the case may be and in the case of delegation under Paragraph 5(c)(iii), the delegate shall cease to serve as an employee of the Company for any reason; or

(z) the delegate shall notify the Committee that he declines to continue exercise such authority.

(d) Grantee Information. The Company shall furnish to the Committee in writing all information the Company deems appropriate for the Committee to exercise its powers and duties in administration of the Plan. Such information shall be conclusive for all purposes of the Plan and the Committee shall be entitled to rely thereon without any investigation thereof; provided, however, that the Committee may correct any errors discovered in any such information.

4. ELIGIBILITY

Awards may be granted only to Eligible Employees of the Company and its Affiliates, as determined by the Committee. No Awards shall be granted to an individual who is not an Eligible Employee of the Company or an Affiliate of the Company.

5. AWARDS

The Committee may grant Awards in accordance with the Plan. The terms and conditions of Awards shall be as determined from time to time by the Committee, consistent, however, with the following:

(a) Time of Grant. Awards may be granted at any time from the date of adoption of the Plan by the Board until the Plan is terminated by the Board or the Committee.

(b) Non-uniformity of Awards. The provisions of Awards need not be the same with respect to each Grantee.

(c) Establishment of Targets and Conditions to Payment of Awards.

(i) Awards shall be expressed as a percentage of a Grantee’s Base Salary.

(ii) The Committee shall establish such conditions on the payment of a bonus pursuant to an Award as it may, in its sole discretion, deem appropriate.

(iii) The Award may provide for the payment of Awards in installments, or upon the satisfaction of Qualitative Performance Standards or Quantitative Performance Standards, on an individual, divisional or Company-wide basis, as determined by the Committee.

(iv) The Committee shall establish the Targets for each Plan Year beginning after 2002 no later than 90 days after the first day of the Plan Year. Each Grantee shall be entitled to receive payment of the Award for a Plan Year only after certification by the Committee that the Targets established by the Committee for such Plan Year have been satisfied. The Company shall pay the Awards under the Plan to each Grantee as soon as practicable with respect to each Plan Year, but not later than 2-1/2 months following the close of such Plan Year.

(v) For purposes of calculating whether any Target based on the cash flow of the Company or any division or business unit has been met, in the event there is a significant acquisition or disposition of any assets, business division, company or other business operations of the Company or such division or business unit that is reasonably expected to have an effect on cash flow as otherwise determined under the terms of the Plan, the cash-flow based performance objectives shall be adjusted to take into account the impact of such acquisition or disposition by increasing or decreasing such goals in the same proportion as cash flow of the Company or such division or business unit would have been affected for the prior performance measurement period on a pro forma basis had such an acquisition or disposition occurred on the same date during the prior performance measurement period; provided further than such adjustment shall be based upon the historical equivalent of cash flow of the assets so acquired or disposed of for the prior performance measurement period, as shown by such records as are available to the Company, as further adjusted to reflect any aspects of the transaction that should be taken into account to ensure comparability between amounts in the prior performance measurement period and the current performance measurement period.

(e) Termination of Grantee’s Employment.

(1) A transfer of an Eligible Employee between two employers, each of which is the Company or an Affiliate of the Company (a “Transfer”), shall not be deemed a termination of employment. The Committee may grant Awards pursuant to which the Committee reserves the right to modify the calculation of an Award in connection with a Transfer. In general, except as otherwise provided by the Committee at the time an Award is granted or in connection with a Transfer, upon the Transfer of a Grantee between divisions while an Award is outstanding and unexpired, the outstanding Award shall be treated as having terminated and expired, and a new Award shall be treated as having been made, effective as of the effective date of the Transfer, for the portion of the Award which had not expired or been paid, but subject to the performance and payment conditions applicable generally to Awards for Grantees who are employees of the transferee division, all as shall be determined by the Committee in an equitable manner.

(2) In the event that a Grantee terminates employment with the Company and its Affiliates, all Awards remaining subject to conditions to payment shall be forfeited by the Grantee and deemed canceled by the Company.

(f) Maximum Grant. In no event shall the amount paid to any Grantee pursuant to an Award for any Plan Year beginning after 2002 exceed $5 million.

(g) Shareholder Approval. The effectiveness of the grants of Awards under the Plan relating to payments on the satisfaction of the Quantitative Performance Standards established by the Committee from time to time with respect to Plan Years beginning after 2002 shall be conditioned on the approval of the Plan by the Company’s shareholders.

6. TERMINATING EVENTS

The Committee shall give Grantees at least thirty (30) days’ notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. The Committee may, in its discretion, provide in such notice that upon the consummation of such Terminating Event, any remaining conditions to payment of a Grantee’s Award shall be waived, in whole or in part.

7. AMENDMENT AND TERMINATION

No Awards shall be granted for any period commencing after December 31, 2012. The Plan may be terminated by the Board or the Committee at any time. The Plan may be amended by the Board or the Committee at any time. No Award shall be affected by any such termination or amendment without the written consent of the Grantee.

8. MISCELLANEOUS PROVISIONS

(a) Unsecured Creditor Status. A Grantee entitled to payment of an Award hereunder shall rely solely upon the unsecured promise of the Company, as set forth herein, for the payment thereof, and nothing herein contained shall be construed to give to or vest in a Grantee or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatever owned by the Company, or in which the Company may have any right, title, or interest, nor or at any time in the future.

(b) Non-Assignment of Awards. The Grantee shall not be permitted to sell, transfer, pledge or assign any amount payable pursuant to the Plan or an Award, provided that the right to payment under an Award may pass by will or the laws of descent and distribution.

(c) Other Company Plans. It is agreed and understood that any benefits under this Plan are in addition to any and all benefits to which a Grantee may otherwise be entitled under any other contract, arrangement, or voluntary pension, profit sharing or other compensation plan of the Company, whether funded or unfunded, and that this Plan shall not affect or impair the rights or obligations of the Company or a Grantee under any other such contract, arrangement, or voluntary pension, profit sharing or other compensation plan.

(d) Separability. If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.

(e) Continued Employment. Neither the establishment of the Plan, any provisions of the Plan, nor any action of the Committee shall be held or construed to confer upon any Grantee the right to a continuation of employment by the Company. The Company reserves the right to dismiss any employee (including a Grantee), or otherwise deal with any employee (including a Grantee) to the same extent as though the Plan had not been adopted.

(f) Incapacity. If the Committee determines that a Grantee is unable to care for his affairs because of illness or accident, any benefit due such Grantee under the Plan may be paid to his spouse, child, parent, or any other person deemed by the Committee to have incurred expense for such Grantee (including a duly appointed guardian, committee, or other legal representative), and any such payment shall be a complete discharge of the Company’s obligation hereunder.

(g) Withholding. The Company shall withhold the amount of any federal, state, local or other tax, charge or assessment attributable to the grant of any Award or lapse of restrictions under any Award as it may deem necessary or appropriate, in its sole discretion.

9. GOVERNING LAW

The Plan and all determinations made and actions taken pursuant to the Plan shall be governed in accordance with Pennsylvania law.

10. EFFECTIVE DATE

The effective date of this amendment and restatement of the Plan is December 14, 2005. The original effective date of the Plan is November 18, 2002.

Executed as of the 14th day of December, 2005

COMCAST CORPORATION

BY:	/s/ David L. Cohen
David L. Cohen

ATTEST:	/s/ Arthur R. Block
Arthur R. Block